Company Contact:	Investor Relations:
Kelly J. Gill	James R. McKnight, Jr.
Chief Executive Officer	Chief Financial Officer
(615) 771-7575	(615) 771-7575

DIVERSICARE ANNOUNCES
THE PLANNED EXPANSION INTO THE STATE OF MISSOURI

BRENTWOOD, TN - (June 24, 2014) - Diversicare Healthcare Services, Inc. (NASDAQ: DVCR) today announced the Company’s most recent growth activities.

Diversicare will assume the operations of three leased facilities totaling 339 skilled nursing beds in Missouri effective July 1, 2014.  This portfolio is expected to contribute in excess of $17 million in annual revenues with initial lease terms of 15 years.  These three new nursing centers will be acquired by Aviv REIT and are expected to be accretive soon after operations are assumed by Diversicare.

Commenting on the acquisitions, Kelly Gill, the Company’s Chief Executive Officer, stated, “We are pleased to announce our entrance into the state of Missouri with these three new additions to our portfolio. We are also excited to continue to expand and deepen our relationship with Aviv REIT as we continue to expand our relationship together. Including this transaction, we have integrated 15 new facilities over the past 24 months, and entered three new states. These new facilities will be managed by our existing support team and infrastructure which further leverages our G&A costs as a percent of incremental revenue."

About Diversicare Healthcare Services, Inc.

As of June 24, 2014, Diversicare provides long-term care services to patients in 49 skilled nursing centers containing 5,522 licensed nursing beds, primarily in the Southeast and Southwest. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.

FORWARD-LOOKING STATEMENTS

The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully operate the new nursing centers in Alabama, Kansas, Kentucky, Missouri, Ohio, and Indiana, our ability to increase census at our renovated centers, changes in governmental reimbursement, including the impact of the CMS final rule that has resulted in a reduction in Medicare reimbursement as of October 2012 and our ability to mitigate the impact of the revenue reduction, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including laws governing reimbursement from government payors, impacts associated with the implementation of our electronic medical records plan, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our centers, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Diversicare Healthcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

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